CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Taxus Pharmaceuticals Holdings Inc (the “Company”) for the year ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jiayue Zhang, Chief Financial Officer of the Company, certifies that, to the best of my knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: October 8, 2015

/s/ Jiayue Zhang
Jiayue Zhang
Chief Financial Officer
(Principal Financial Officer)